Exhibit 10.6

THE TRUST DEED is made the	10-July 2008

BETWEEN: John Bean Technologies Corporation of 200 East Randolph Drive Chicago, Illinois 60601, United States of America (the “Company”);

AND: FIL TRUST COMPANY LIMITED of P.O. Box 694, George Town, Grand Cayman, Cayman Islands (the “Trustee”)

WHEREAS:

(a)	The Company wishes to establish a savings plan for the benefit of the Members (as defined below) in the manner hereinafter appearing, and

(b)

The Plan is a spin-off from the FMC Technologies, Inc. International Savings and Investment Plan, and effective as of the date FMC Technologies, Inc. distributes its interest in the company, the Trustee shall transfer accounts of the members from the FMC Technologies, Inc. International Savings and Investment Plan to this Plan; and

(c)

The Company will have on or before the date hereof paid to or transferred under the control of the Trustee the sum of US$100 (the “Initial Property”) to be held by the Trustee on the trusts and subject to the powers and provisions contained below; and

(d)

The Trustee acknowledges receipt of the Initial Property and has agreed to act as trustee of the Trust (as defined below) and to hold the assets comprised in the Trust Fund (as defined below) on the terms and conditions set out in the Trust Deed.

NOW THIS DEED WITNESSES as follows:

1.	Name

The Trust established by this Trust Deed shall be known as the JBT International Savings Plan or such other name as the Trustee and the Company may agree in writing from time to time.

2.	Definitions

2.1	The following expressions shall where the context admits have the following meanings:

(i)

“Administrator” means such trust administrator, registrar or other person or entity who shall administer the Plan in accordance with the terms and provisions of the Trust Deed and who shall be appointed by the Trustee;

(ii)

“Administration Agreement” means the administration agreement to be entered into with the Administrator as may be amended from time to time in accordance with such Administration Agreement and substantially in the form attached hereto as Annex “B” ;

John Bean Technologies

(iii)	“Company” means the above named Company;

(iv)

“Beneficiary” means the following persons who are now living or in existence or are born after the date of this Trust, but before the Termination Date, and such other person or persons who may be nominated by the Trustee under the provisions of this Trust, but not including those who have been excluded by the Trustee or who have renounced their interest as a Beneficiary under this Trust

(a)	the Company;

(b)	the Members from time to time of the Plan; and

(c)	such other person or persons as the Trustee may, in accordance with the provisions of the Trust Deed, include as beneficiaries of this Trust;

(v)

“Employer” means the Company and any other Group Company admitted to participate in this Plan in accordance with the Rules, and in relation to an Employee (as such term is defined in the Rules) or Member, means his or her employer;

(vi)

“Fee Letter” means the letter containing a schedule of fees to be collected by the Trustee from the Company as therein agreed and signed on behalf of the Company prior to or contemporaneously with the execution of the Trust Deed and a copy of which is annexed hereto as Annex “A”;

(vii)

“Fidelity Group” means all the companies which are direct or indirect parent, subsidiary or affiliate, or subsidiary of an affiliate or parent, of Fidelity International Limited (established in Bermuda) or Fidelity Management and Research Company (established in the USA);

(viii)	“Investment Manager” means such investment counsel, investment manager, intermediary or such other investment advisors as the Trustee may from time to time engage;

(ix)

“Investment and Administration Agreement” means the investment and administration agreement to be entered into between the Trustee and the Investment Manager as may be amended from time to time in accordance with the provisions of such Investment and Administration Agreement and in substantially the form annexed hereto as Annex “C”, or such other investment and administration agreement as the Trustee may from time to time enter into;

(x)	“Member” means any Employee (as defined in the Rules) who from time to time has been nominated by the Company and notified to the Trustee as a member of the Plan;

(xi)	“Participation” in respect of any Member means the assets from time to time held in the Plan attributable to such Member, representing the total monies contributed

John Bean Technologies

in respect of him and any income and gains thereon less any expenses and distributions paid therefrom;

(xii)	“Plan” means the savings plan established by the Trust Deed, the Standard Provisions and the Rules and known as the JBT International Savings Plan;

(xiii)	“Rules” means the rules of the Plan as set out in Schedule 2 of the Trust Deed, as the same may from time to time be amended;

(xiv)

“Standard Provisions” means the standard provisions for management and administration of the Trust as set forth in Schedule 1 of the Trust Deed, as the same may from time to time be amended in accordance with Clause 6 of the main part of the Trust Deed and Clause 16 of the Standard Provisions;

(xv)	“Termination Date” means the earlier of:

(a)	the date 150 years from the date of the Trust Deed; or

(b)	such earlier date as the Trustee may itself or will at the written request of the Company by deed declare to be the termination date;

(xvi)	“Trust Fund” means:-

(a)	the Initial Property;

(b)	the Company contributions as provided in the Rules;

(c)	the Members’ various contributions including but not limited to additional voluntary contributions as may be provided for by the Rules;

(d)	all other sums or assets of whatsoever nature received by the Trustee (including but not limited to any transfer payment or any interest or dividend payment) in relation to the Trust Fund;

(e)

all investment property or money for the time being or at any time being part of the Trust including but not limited to all additions and accretions made to the Trust Fund from time to time from whatever source;

less any deductions, whether for costs or otherwise, allowed under the Trust Deed;

(xvii)	“Trust Period” means the period beginning with the date of execution of the Trust Deed and ending on the Termination Date;

John Bean Technologies

(xviii)

“Vested Share” means the assets from time to time held in the Plan attributable to a Member representing the total monies contributed by such Member in accordance with the Rules together with such other monies as may have been contributed by the Member’s Employer that have Vested (as such term is defined in the Rules) in accordance with the Rules;

(xix)	“Non-Vested Share” means that portion of the Member’s Employer’s contributions as have not Vested (as such term is defined in the Rules) in accordance with the Rules.

2.2	Where the context so admits:

(i)	Words importing:

(a)	the singular number only shall include the plural number and vice versa;

(b)	the masculine gender only shall include the feminine gender and vice versa;

(c)	the neuter gender only shall include the masculine gender and the feminine gender and vice versa;

(ii)	“person” means any individual, organisation, institution or other body of persons whether corporate or unincorporated and whether charitable or not and “persons” shall be construed accordingly;

(iii)	“charitable purposes” means purposes recognised as exclusively charitable under the laws of the Cayman Islands;

(iv)	“Trust Deed” means the Trust Deed including Schedule 1 setting out the Standard Provisions and Schedule 2 setting out the Rules;

(v)	“main part of the Trust Deed” means the text of the Trust Deed excluding the Standard Provisions and the Rules;

(vi)

unless the context otherwise requires any enactment hereunder includes a reference to the enactment as extended amended or modified by or under any other enactment including any statutory re-enactment thereof; and

(vii)

words and expressions used in but not defined in the main part of the Trust Deed and the Standard Provisions shall, unless the context otherwise requires, have the meaning ascribed to them in the Rules.

2.3

In the event that any of the provisions set out in the main part of the Trust Deed, Standard Provisions and the Rules are found to be inconsistent then the provisions in the main part of the Trust Deed shall prevail over the provisions in the Standard Provisions but without prejudice to the Trustee’s ability to make amendments pursuant to Clause 16 of the Standard Provisions and the provisions in the Standard Provisions shall prevail over the provisions in the Rules.

John Bean Technologies

2.4

The headings in the Trust Deed are inserted for convenience of reference only and shall have no legal effect nor shall they affect in any way the construction of any clause or paragraph herein or the schedule hereto.

3.	Trusts

The Trustee shall hold the Trust Fund UPON TRUST for the benefit of the Beneficiaries with and subject to the trusts, powers and provisions of the Trust Deed (except as specified in Clause 11 of the main part of the Trust Deed in relation to change of governing law) to hold the Trust Fund UPON TRUST to invest, distribute and administer the Trust Fund in accordance with and subject to the trusts, powers and provisions of the Trust Deed.

4.	Management and Administration

Notwithstanding any other provision in the Trust Deed and for the avoidance of doubt, it is hereby expressly provided that the Trustee shall in addition to any other powers and discretions vested in them: (i) subject to the provisions of the main part of the Trust Deed, have all the powers and discretions necessary to manage and administer the Trust Fund in accordance with the Standard Provisions, and where applicable the Rules; and (ii) have all the powers and discretions necessary to enter into and execute the Administration Agreement and the Investment and Administration Agreement and to monitor and evaluate the performance of the Administrator and the Investment Manager in the execution of their duties and responsibilities under the Administration Agreement and the Investment and Administration Agreement respectively.

5.	Distribution and Indemnities

5.1

Subject to any specific provisions under the Plan set out in the Rules and relating to the Member’s death, in the event that a Member dies, the Member’s Participation shall be paid and transferred by the Trustee directly to the individual named by the Company (and the Company shall be required to name to the Trustee the individual designated to it by the Member or, in the event of prior death of the designated individual or discrepancy in or absence of designation, such other individual as the Company selects). Upon making any such payment and transfer the Trustee shall automatically (and without the need for further formality) be freed and discharged from the trusts of the same.

John Bean Technologies

5.2

In the event that a Member is made bankrupt or assigns, charges, mortgages, pledges or otherwise sells his interest under the Trust the Member’s Vested Share shall after the expiry of 120 days following such event be paid and transferred by the Trustees directly to the Company which shall hold the same in trust for the Member’s trustee-in-bankruptcy, assignee, chargee, mortgagee, pledgee or purchaser (as the case may be and subject thereto for the Member himself) and upon making any such payment and transfer the Trustee shall automatically (and without the need for further formality) be freed and discharged from the trusts of the same. The Trustee shall pay the Member’s Non-Vested Share to the Member’s Employer.

5.3

The Company hereby agrees to indemnify the Trustee, and covenants with it to indemnify it and keep it indemnified, against all and any losses, costs, claims and expenses (including reasonable attorneys’ fees) which it may suffer or incur as a result of making any transfer and payment in accordance with the provisions of clause 5.1 or 5.2 above.

5.4

The Trustee hereby confirms, and the Company accepts, that the Trustee has not offered any advice to the Company on the tax or legal effect of the Trust in any jurisdiction, whether on the Trust Fund, the Trustee, the Company, any Employer, any Member or any Beneficiary of the Trust and that the Trustee shall not be liable or responsible for any loss, cost, liability, claim or expense whatsoever suffered or incurred by any person as a result of any such effect.

6.	Variation, Release, Consent

6.1

Without prejudice to the Trustee’s ability to make amendments pursuant to Clause 16 of the Standard Provisions and the Company’s ability to make amendments pursuant to Rule 14 of the Rules, the Trustee, with the prior written consent of the Company, may from time to time during the Trust Period by instrument in writing make any variation, addition or deletion of or to all or any of the trusts, powers and provisions of the Trust Deed (other than Clause 7 below), including any provisions incorporated by cross-reference including the Standard Provisions and the Rules, provided that no variation, addition or deletion can be made which would, if made, materially adversely affect the Vested Share of any Member.

6.2

The Trustee and the Company may from time to time during the Trust Period by instrument in writing extinguish or restrict the future exercise of any of the powers conferred upon them as part of this Trust (including by law).

6.3	The Company may from time to time during the Trust Period by instrument in writing release the requirement for its consent, whether generally or in relation to particular provisions of this Trust.

John Bean Technologies

7.	Acknowledgment

Notwithstanding any other provision in the Trust Deed and for the avoidance of doubt, the Company hereby expressly acknowledges and accepts the terms of the Fee Letter, Administration Agreement and Investment and Administrative Agreement, copies of which are annexed to the Trust Deed as Annexes “A”, “B” and “C” respectively and, as evidence of such binding acknowledgement and acceptance, duly authorised signatories of the Company have signed on the face of each of the Fee Letter, Administration Agreement and Investment and Administrative Agreement annexed hereto.

8.	US Persons

The Company warrants and agrees that:

(i)	no person shall become a Member of the Plan while such a person is a US resident or citizen;
(ii)

a Member who becomes a US resident will immediately cease to have any discretion over the Funds in which their Participation is invested (and for the period of their residence the Company will assume that discretion);

(iii)	no prospectus, marketing materials or other literature regarding the Funds is to be sent to any Member whilst resident in the US;
(iv)

the Company will ensure that the arrangement is not an arrangement to which the Employee Retirement Income Security Act 1974 (ERISA) applies and the Company will take full responsibility for the compliance with ERISA if and to the extent that ERISA does apply to the Plan;

(v)	the Company will notify the Trustee immediately before a Member becomes resident in the US and when a Member ceases to be resident in the US;
(vi)	the Company acknowledges that the Trustee reserves the right to take such action as it may deem appropriate in the circumstances that Members become resident in the US.

For the purposes of this Clause “residence” will be deemed to be determined by the address of the Member for the purpose of delivery of benefit statements under the Plan and the Trustee will not accept the address of the Company as the address of the Member or any address of convenience designed to disguise residence in the US.

John Bean Technologies

9.	Canadian Persons

The Company warrants and agrees that it will not allow the proportion of Members resident in Canada as a percentage of the total number of Members in the Plan to exceed such percentage as the Trustee may stipulate. The Company acknowledges that the Trustee reserves the right to take such action as it may deem appropriate in the circumstances if either the proportion of such Members exceeds the stipulated percentage or the Trustee reasonably believes that there will be regulatory issues if it does not take such action.

For the purposes of this Clause “residence” will be deemed to be determined by the address of the Member for the purpose of delivery of benefit statements under the Plan and the Trustee will not accept the address of the Company as the address of the Member or any address of convenience designed to disguise residence in Canada.

10.	Irrevocable

This Trust shall be irrevocable.

11.	Governing Law

This Trust shall (subject to the provisions in the Standard Provisions relating to change of governing law) be governed by and construed in accordance with the laws of the Cayman Islands.

12.	Termination

With effect from the Termination Date, the Trustee shall distribute the Trust Fund to the Beneficiaries in accordance with the provisions of the Trust Deed.

John Bean Technologies

IN WITNESS WHEREOF the Company and the Trustee have duly executed the Trust Deed the day and year first before written

EXECUTED as a DEED by JOHN BEAN TECHNOLOGIES CORPORATION in the presence of:	) ) ) )
THE COMMON SEAL of FIL TRUST COMPANY LIMITED was hereunto affixed in the presence of	) ) ) )

John Bean Technologies